SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of May 12, 2022)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan High Yield Research Enhanced ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan Corporate Bond Research Enhanced ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan ActiveBuilders International Equity ETF
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF
JPMorgan Income ETF
JPMorgan Active Value ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF

Name
JPMorgan Market Expansion Enhanced Equity ETF
JPMorgan Realty Income ETF
JPMorgan Climate Change Solutions ETF
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Social Advancement ETF
JPMorgan Sustainable Consumption ETF
JPMorgan Sustainable Infrastructure ETF
JPMorgan Active Growth ETF

(signatures on following page)

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

JPMORGAN DISTRIBUTION SERVICES, INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director